Exhibit 23.2
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                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in this Registration Statement of Promos, Inc. on Form SB-2 of our report dated October 23, 2003 relating to the financial statements of OmniCorder Technologies, Inc., which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts."

Marcum & Kliegman LLP
/s/ Marcum & Kliegman LLP


New York, New York
February 12, 2004